UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

GREAT WESTERN BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-15215	42-0867112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9290 West Dodge Road, Suite 203

Omaha, NE 68114-3320

(Address principal executive offices)

Registrant’s telephone number, including area code: (402) 333-8330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Great Western Bancorporation, Inc. (the “Company”) has notified Wilmington Trust Company it intends to initiate an early redemption of all of its Junior Subordinated Debentures under the Subordinated Indenture dated March 19, 2001. The Company received approval from the Federal Reserve on December 14, 2005 to initiate the early redemption.

On each Debenture Redemption Date of the Junior Subordinated Debentures, GWB Capital Trust II is required to redeem a Like Amount of Trust Preferred Securities at the Redemption Price (which is the stated amount of $10 per Trust Security, plus accumulated and unpaid Distributions to the Redemption Date). GWB Capital Trust II intends to redeem all Trust Preferred Securities (2,730,000 Preferred Securities) on March 20, 2006.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information required by this item is included in Item 1.02 and incorporated herein by reference.

Item 8.01 Other Events

As soon as practicable after the redemption, the Company intends to deregister under the Securities and Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORPORATION, INC.

By:	/s/ DERYL F HAMANN
Deryl F. Hamann, Chairman

Date: January 13, 2006